UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2019

Grow Capital, Inc.

(Exact name of Registrant as specified in its charter)

Nevada	000-53548	86-0970023
(State or other Jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer I.D. No.)

2485 Village View Drive, Suite 180
Henderson, NV 89074
Phone: (702) 830-7919
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule l 4a- l 2 under the Exchange Act ( 17 CFR 240. l 4a- l 2)

☐Pre-commencement communications pursuant to Rule l 4d-2(b) under the Exchange Act (17 CFR 240. l 4d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. l 3e-4(c))

Item 8.01. Other Events.

On May 16, 2019, Grow Capital, Inc. (the “Company”) issued a press release announcing its non-binding letter of intent (the “LOI”), effective March 12, 2019, with Bombshell Technologies, LLC (“Bombshell”), a Nevada limited liability company.  By executing the LOI, the Company and Bombshell have agreed to enter into a stock exchange agreement (the “Exchange Agreement”) pursuant to which the Company will issue unregistered shares (the “Shares”) of the Company’s common stock, par value $0.001 (“Common Stock”), to the members of Bombshell (the “Bombshell Members”) in exchange for all of the ownership interests in Bombshell (the “Exchange”). In connection with the Exchange, Bombshell will convert from a Nevada limited liability company into a Nevada corporation.  The Bombshell Members include certain limited liability companies owned by (i) Jonathan Bonnette, the Company’s chief executive officer, (ii) Joel Bonnette, the manager of Bombshell and the brother of Jonathan Bonnette, and (iii) Terry Kennedy, a beneficial owner of more than 10% of the Company’s Common Stock.

The Shares issued to the owners of Bombshell in the Exchange will be issued at a price of $0.08159 per share, equal to the thirty day volume weighted average price of the Common Stock through March 12, 2019. The exchange ratio for the Exchange will be determined using an independent valuation of Bombshell to be conducted prior to the execution of the Exchange Agreement.  The Company intends to issue the Shares in reliance on the exemption from registration set forth in Section 4(a)(2) of the Securities Act of 1933, as amended.

The Exchange is subject to certain signing and closing conditions, including, among other conditions, (i) the receipt of any necessary regulatory approvals and third party consents, (ii) the negotiation and execution of the Exchange Agreement, (iii) the approval by the Company’s stockholders of an amendment to the Company’s articles of incorporation authorizing additional shares of Common Stock for issuance in the Exchange, (iv) the Company and the Bombshell Members entering into a registration agreement to grant the Bombshell Members customary registration rights, (v) completion of due diligence, (vi) there being no material adverse change in Bombshell’s business, results of operations, prospects, condition (financial or otherwise) or assets, and (vii) certain other customary conditions. A copy of the LOI is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company issued a press release announcing the LOI on May 16, 2019, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.
10.1	Letter of Intent, effective March 12, 2019, by and between the Company and Bombshell Technologies, LLC
99.1	Press Release of Grow Capital, Inc., dated May 16, 2019

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grow Capital, Inc.

By: /s/ Jonathan Bonnette

Jonathan Bonnette
Chief Executive Officer

Dated: May 16, 2019